                                                                   EXHIBIT 10.40


             OFFSHORE CONVERTIBLE SECURITIES SUBSCRIPTION AGREEMENT
                      OF PHOENIX INFORMATION SYSTEMS CORP.



         THIS OFFSHORE CONVERTIBLE SECURITIES SUBSCRIPTION AGREEMENT (hereinafter the "Agreement") has been executed by the undersigned in connection with the sale of certain shares of preferred stock (hereinafter the "Preferred Shares"), convertible into shares of common stock (hereinafter the "Common Shares") of PHOENIX INFORMATION SYSTEMS CORP., a corporation organized under the laws of the State of Delaware (hereinafter "Seller") to INFINITY INVESTORS, LTD., a corporation organized under the laws of Nevis, British Virgin Islands (hereinafter "Buyer"). Seller and Buyer (hereinafter collectively the "parties") each hereby represents, warrants and agrees as follows:

         1.      AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

                 (i) Buyer hereby subscribes for 1,250,000 Preferred Shares, containing the rights, preferences and terms set forth in the Certificate of Designation attached hereto as Exhibit A to this Agreement (the Certificate of Designation"), which may not be amended without the written consent of the holders of 66-2/3% or more of the outstanding Preferred Shares.

                 (ii) Buyer shall pay Five Million Dollars ($5 million U.S.) as the purchase price (the "Purchase Price") for the Preferred Shares. The Purchase Price shall be paid by Buyer delivering same day funds in United States dollars against counter-delivery of the Preferred Shares by Seller, pursuant to the Instruction Letter attached hereto as Exhibit B (the "Instruction Letter").

         2.      BUYER'S REPRESENTATIONS AND COVENANTS.

                 Buyer represents, warrants and covenants to Seller as follows:

                 (i) Buyer is not a "U.S. Person" as defined by Rule 902 of Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), was not organized under the laws of any U.S. jurisdiction and it is not acquiring the Preferred Shares for the account or benefit of any U.S. Person.

                 (ii) At the time the buy order for this transaction was originated, Buyer was outside the United States.

                 (iii) No offer by Buyer to purchase the Preferred Shares was made in the United States. Buyer did not receive an offer to purchase the Preferred Shares nor was it solicited to purchase the Preferred Shares in the United States. This Agreement has





OFFSHORE CONVERTIBLE SECURITIES
SUBSCRIPTION AGREEMENT - PAGE 1
(PHOENIX INFORMATION SYSTEMS CORP.)

         not been executed by Buyer in the United States. Neither Buyer, nor any affiliate nor any person acting on its behalf, has made any "directed selling efforts" (as defined under Regulation S) in the United States. Buyer will not be, immediately prior to the closing of the purchase and sale hereunder, and will not become, as a result of such purchase and sale, an affiliate of the Company.

                 (iv) Buyer is purchasing the Preferred Shares for its own account for investment purposes and not with a view towards distribution. Buyer understands and agrees that it must bear the economic risk of its investment for an indefinite period of time. Buyer acknowledges and agrees that neither the Preferred Shares nor the Common Shares have been registered under the Securities Act or any state securities or blue sky laws.

                 (v) All subsequent offers and sales of the Preferred Shares or the Common Shares will be made (a) outside the United States in compliance with Rule 903 or Rule 904 of Regulation S, (b) pursuant to registration of the Preferred Shares or the Common Shares under the Securities Act, or (c) pursuant to an exemption from such registration. In any case, Buyer will not resell the Preferred Shares or the Common Shares to U.S. Persons or within the United States until after the end of the forty (40) day period commencing on the date of purchase by Buyer of the Preferred Shares (the "Restricted Period"). Certificates representing the Preferred Shares shall contain a legend to such effect.

                 (vi) Buyer has no existing short position with respect to the common stock of Seller and agrees not to enter into any short sales or other hedging transactions with respect to the common stock of Seller at any time after the execution of this Agreement by Buyer and prior to the expiration of the Restricted Period. Buyer further agrees that, at all times after the execution of this Agreement by Buyer and prior to the expiration of the Restricted Period, it will keep its purchase of the Preferred Shares or the Common Shares confidential, except for quarterly or annual reports delivered by Buyer to its equity holders in the ordinary course of Buyer's business.

                 (vii) Buyer understands that the Preferred Shares are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the applicability of such provisions. Buyer agrees to notify Seller of any events which would cause the representations and warranties of Buyer to be untrue or breached at any time after the execution of this Agreement by Buyer and prior to the expiration of the Restricted Period.

                 (viii) Any offering documents received by Buyer include statements to the effect that neither the Preferred Shares nor the Common Shares have been registered under the





OFFSHORE CONVERTIBLE SECURITIES
SUBSCRIPTION AGREEMENT - PAGE 2
(PHOENIX INFORMATION SYSTEMS CORP.)

         Securities Act and such securities may not be offered or sold in the United States or to U.S. Persons during the Restricted Period.

                 (ix) Buyer has received and carefully reviewed copies of the Public Documents (as defined below). Buyer understands that the offer and sale of the Preferred Shares are being made only by means of this Agreement. No representations or warranties have been made to Buyer by Seller, the officers or directors of Seller, or any agent, employee or affiliates of any of them except as set forth herein. In deciding to subscribe for Preferred Shares, Buyer has not considered any information other than that contained in this Agreement and the Public Documents. In particular, Buyer understands that Seller has not authorized the use of, and Buyer confirms that it is not relying upon, any other information, written or oral, other than material contained in this Agreement and the Public Documents. Buyer is aware that the purchase of the Shares involves a high degree of risk and that Buyer may sustain, and has the financial ability to sustain, the loss of its entire investment. Buyer understands that Seller has generated no significant net income to date and that no representations have been made to it as to the viability of Seller or its products and services. Buyer has had the opportunity to ask questions of, and receive answers satisfactory to it from, Seller's management regarding Seller. Buyer understands that no Federal or state governmental authority has made any finding or determination relating to the fairness or investment in the Preferred Shares or Common Shares and that no Federal or state governmental authority has recommended or endorsed, or will recommend or endorse the investment therein. Buyer, in making the decision to purchase the Preferred Shares subscribed for, has relied upon independent investigations made by it and has not relied on any information or representations made by third parties.

                 (x) In the event of resale of the Preferred Shares or the Common Shares during the Restricted Period, Buyer shall provide a written confirmation or other written notice to any distributor, dealer, or person receiving a selling concession, fee, or other remuneration in respect of the Preferred Shares or the Common Shares stating that such purchaser is subject to the same restrictions on offers and sales that apply to Buyer, and shall require that any such purchaser shall provide written confirmation or other notice upon resale during the Restricted Period.

                 (xi) Buyer's purchase of the Preferred Shares pursuant to this Agreement is not part of a plan or a scheme by Buyer to evade the registration provisions of the Securities Act. Buyer has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms.





OFFSHORE CONVERTIBLE SECURITIES
SUBSCRIPTION AGREEMENT - PAGE 3
(PHOENIX INFORMATION SYSTEMS CORP.)

                 (xii) Buyer has taken no action which would give rise to any claim by any person for compensation relating to this Agreement or the transactions contemplated hereby (other than amounts to be paid by Seller as specified in the Instruction Letter).

                 (xiii) Buyer has significant assets and, upon consummation of the purchase of the Preferred Shares, will continue to have significant assets exclusive of the Preferred Shares. Buyer has not been organized for the purpose of acquiring the Preferred Shares.

                 (xiv) Buyer is not a "distributor" as defined in Rule 902 of Regulation S.

                 (xv) Buyer has not entered into any agreement or understanding with respect to the sale, transfer, pledge, hypothecation or other disposition of the Preferred Shares or the Common Shares, and at the time of any conversion will have no such arrangement with any person not legally authorized or legally able to perform its applicable obligations.

         3.      SELLER'S REPRESENTATIONS AND COVENANTS.

                 Seller represents, warrants and covenants to Buyer as follows:

                 (i) Seller has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. Seller is a "Domestic Issuer" and a "Reporting Issuer," as such terms are defined by Rule 902 of Regulation S. Seller's common stock trades over the counter.

                 (ii) Seller has furnished Buyer with copies of Seller's most recent Annual Report on its Form 10-K filed with the Securities and Exchange Commission and all Forms 10-Q and 8-K filed thereafter (the "Public Documents"). The Public Documents do not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Seller currently has 45,722,618 shares of common stock issued and outstanding; and no shares of any series of preferred stock issued and outstanding.

                 (iii) Seller has not offered the Preferred Shares to any person in the United States, any identifiable group of U.S. citizens abroad, or to any U.S. Person.

                 (iv) Seller did not deliver an offer to Buyer to purchase Preferred Shares and did not solicit Buyer to purchase the Preferred Shares, in the United States.

                 (v) Seller has not conducted any "directed selling efforts" with respect to the Preferred Shares in the United States.





OFFSHORE CONVERTIBLE SECURITIES
SUBSCRIPTION AGREEMENT - PAGE 4
(PHOENIX INFORMATION SYSTEMS CORP.)

                 (vi) The Preferred Shares, and the Common Shares when issued and delivered upon conversion thereof, have been and will be duly and validly authorized and issued, are fully-paid and nonassessable and will not subject the holders thereof to personal liability by reason of being such holders. The relative rights, preferences, restrictions and other provisions relating to the Preferred Shares are set forth in the Certificate of Designation. There are no preemptive rights of any shareholder of Seller which would prevent Seller from issuing to Buyer the Preferred Shares or the Common Shares.

                 (vii) This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

                 (viii) The execution and delivery of this Agreement and the consummation of the issuance of the Preferred Shares pursuant to the Certificate of Designation, and the Common Shares upon conversion thereof, and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Seller of any of the terms or provisions of, or constitute a default under, the articles of incorporation or bylaws of Seller, or any indenture, mortgage, deed of trust or other material agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound, or any existing applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over Seller or any of its properties or assets.

                 (ix) No authorization, approval, filing with or consent of any governmental body is required for the issuance and sale of the Preferred Shares, or the Common Shares upon conversion thereof, as contemplated by this Agreement.

                 (x) Seller will issue one or more certificates representing the Preferred Shares in the name of Buyer in such denominations to be specified by Buyer prior to closing. Upon conversion of the Preferred Shares, Seller will issue one or more certificates representing the Common Shares in the name of Buyer without a restrictive legend and in such denominations to be specified by Buyer prior to conversion. Seller has authorized and reserved for issuance upon exercise of Buyer's conversion right a sufficient number of Common Shares. Seller further warrants that no instructions other than these instructions, and instructions for a "stop transfer" until the end of the Restricted Period, have been given to the transfer agent and also warrants that the Preferred Shares and the Common Shares shall otherwise be freely transferable by the Buyer on the books and records of Seller subject to compliance with Federal and State securities laws. Seller will notify the transfer agent of the date of purchase of the Preferred Shares and of the date of expiration of the Restricted Period. Nothing in this section shall affect in any way Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Preferred Shares and Common Shares.





OFFSHORE CONVERTIBLE SECURITIES
SUBSCRIPTION AGREEMENT - PAGE 5
(PHOENIX INFORMATION SYSTEMS CORP.)

                 (xi) Seller has taken and will take no action that will affect in any way the running of the Restricted Period or the ability of Buyer to resell the Preferred Shares or the Common Shares in accordance with applicable securities laws and this Agreement.

                 (xii) Seller will comply with all applicable securities laws and regulations with respect to the sale and issuance of the Preferred Shares (and the Common Shares into which they are convertible) to Buyer, including but not limited to the filing of all reports required to be filed in connection therewith with the Securities and Exchange Commission ("SEC") or any stock exchange or any other regulatory authority.

                 (xiii) Seller has taken no action which would give rise to any claim by any person for compensation relating to this Agreement or the transactions contemplated hereby (other than amounts to be paid by Seller as specified in the Escrow Agreement).

                 (xiv) The offer of the Preferred Shares to Buyer is not part of any ongoing or additional offering of similar securities to any other party.

                 (xv) Seller agrees that it will not issue a press release or other communications to the public containing Buyer's name or other identifying information without Buyer's written consent, except as required by law.

         4. REGISTRATION. If upon conversion of the Preferred Shares effected by Buyer pursuant to the terms of this Agreement and the Certificate of Designation following the expiration of the Restricted Period, Seller fails to issue certificates for Common Shares issuable upon such conversion to Buyer bearing no restrictive legend for any reason other than Seller's reasonable good faith belief that the representations and warranties made by Buyer in this Agreement were untrue when made or Buyer has not complied with its agreements herein contained, then Seller shall be required, at the request of Buyer and at Seller's expense, to effect the registration of the Common Shares issuable upon conversion of the Preferred Shares under the Securities Act and relevant Blue Sky laws as promptly as is practicable. Seller and Buyer shall cooperate in good faith in connection with the furnishing of information required for such registration and the taking of such other actions as may be legally or commercially necessary in order to effect such registration. Seller shall file a registration statement within 45 days of Buyer's demand therefore and shall use its best efforts to cause such registration statement to become effective as soon as practicable thereafter and in any event within 105 days of the date of the initial filing thereof. Such best efforts shall include, but not be limited to, promptly responding to all comments received from the staff of the SEC and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the SEC. Once declared effective by the SEC, Seller shall cause such registration statement to remain effective until the earlier of (i) the sale by Buyer of all Common Shares registered or (ii) 120 days after the effective date of such registration statement. In the event that Seller has not effected the registration of the Common Shares issued upon the conversion of the Preferred Shares under the Act and relevant Blue Sky Laws within 120 days after the





OFFSHORE CONVERTIBLE SECURITIES
SUBSCRIPTION AGREEMENT - PAGE 6
(PHOENIX INFORMATION SYSTEMS CORP.)

date of Buyer's delivery to Seller of a demand to file such registration statement, then Seller shall pay to Buyer, as liquidated damages for such failure and not as a penalty the "Damage Amount". The Damage Amount shall mean the difference between the amount of dividends accruing and payable on the Preferred Shares set forth in the Certificate of Designation (6% or $.24 per share) and the amount of dividends that would have accrued and been payable if such rate were 10% or $.40 per share for the period commencing as of the date Seller is required to file with the SEC a registration statement as described herein and continuing until such registration statement becomes effective. The Damage Amount shall be payable in cash to Buyer on the last day of each calendar quarter. The payment of such Damage Amount shall not relieve Seller from its obligations to cause Buyer to be issued certificates representing the Common Shares without restrictive legend in accordance with the terms of this Agreement. In the event the issuance of the Preferred Shares, or the Common Shares upon conversion thereof, does not qualify under Regulation S solely as a result of the inaccuracy of Buyer's representation and warranties with respect to Buyer's qualification under Regulation S, then in that event Seller shall not be responsible for the cost of registration of Buyer's Common Shares with the SEC or any State Blue Sky agency as may be required.

         5. CLOSING. The Preferred Shares shall be dated and delivered and the Purchase Price shall be paid on April 4, 1996, or at such time to be mutually agreed, in accordance with the Instruction Letter.

         6. CONDITIONS TO CLOSING. Buyer's obligation to consummate the transactions contemplated herein is subject to its receipt of the following at closing:

                 (a)      an executed Instruction Letter;

                 (b)      certificates representing the Preferred Shares; and

                 (c) an opinion of Seller's counsel in the form of Exhibit C hereto.

         7.      ADDITIONAL AGREEMENTS.

                 (i) Seller hereby grants to Buyer a right of first refusal on all Regulation S financing offered by Seller within a period of 180 days following the date of this Agreement. Such right of first refusal shall authorize Buyer or any affiliate of Buyer which is not a U. S. Person, at its option, to participate in all or a portion of such financing. Seller shall afford Buyer at least 15 days to exercise said option following delivery of the written terms of the proposed financing, during which period Buyer shall be entitled to obtain all available information from Seller with respect to the financing and Seller's current reports as filed with the SEC. Notwithstanding the foregoing, Buyer acknowledges that its right to participate in such financing is subject to (i) a preexisting right of certain investors of Seller to participate in up to 36% of such financing and (ii) Buyer and/or its affiliates executing an Offshore Convertible Securities Subscription





OFFSHORE CONVERTIBLE SECURITIES
SUBSCRIPTION AGREEMENT - PAGE 7
(PHOENIX INFORMATION SYSTEMS CORP.)

         Agreement applicable to such financing containing representations and warranties substantially similar to those contained in this Agreement.

                 (ii) Notwithstanding Buyer's conversion rights specified in the Certificate of Designation, Buyer hereby agrees that the conversion right of Buyer set forth therein shall be limited, solely to the extent required, from time to time, such that in no instance shall the maximum number of Common Shares into which it may convert the Preferred Shares shall not exceed, at any time, an amount equal to the remainder of (A) 4.99% of the issued and outstanding shares of Seller's common stock following such conversion minus (B) the number of Common Shares then held by Buyer. Buyer should promptly advise Seller of any sale, transfer or other disposition of the Preferred Shares and Common Shares and, at the time of any conversion of the Preferred Shares, the number of Common Shares then held by Buyer.

                 (iii) If at any time, Seller shall propose a public offering of its securities, it may, by written notice to Buyer, request Buyer to cease all sales of Preferred Shares and Common Shares for a period of up to thirty (30) days, during which period Buyer shall not sell, transfer, convey, pledge or otherwise dispose of any such securities or enter into any agreement with respect thereto.

         8.      MISCELLANEOUS.

                 (i) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Facsimile signatures of this Agreement shall be binding on all parties hereto. All terms used herein that are defined in Regulation S under the Securities Act shall have the meanings set forth therein.

                 (ii) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 (iii) This Agreement represents the entire agreement between the parties superseding any prior understandings, written or oral.





                            [Signature page follows]





OFFSHORE CONVERTIBLE SECURITIES
SUBSCRIPTION AGREEMENT - PAGE 8
(PHOENIX INFORMATION SYSTEMS CORP.)

         IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

                                        Official Signatory of Buyer:

                                        INFINITY INVESTORS, LTD.

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        Executed at                            .
                                                    ---------------------------

                                        Address:
                                        27 Wellington Road
                                        Cork, Ireland
                                        (Fax) 353 21 501 255
                                        Attn:  Mr. James G. O'Brien

                                        Official Signatory of Seller:

                                        PHOENIX INFORMATION SYSTEMS CORP.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        Executed at                            .
                                                    ---------------------------


                                        Address:
                                           100 Second Avenue South, Ste. 1100
                                           St. Petersburg, Florida 33711
                                           (Fax) 813/895-0378
                                           Attn: Robert Gordon





OFFSHORE CONVERTIBLE SECURITIES
SUBSCRIPTION AGREEMENT - PAGE 9
(PHOENIX INFORMATION SYSTEMS CORP.)

                                   EXHIBIT A


                           CERTIFICATE OF DESIGNATION

                                   EXHIBIT B


                               INSTRUCTION LETTER

                                   EXHIBIT C


                                 OPINION LETTER

                           CERTIFICATE OF CORRECTION
                     FILED TO CORRECT CERTAIN ERROR IN THE
                           CERTIFICATE OF DESIGNATION
                                       OF
                       PHOENIX INFORMATION SYSTEMS CORP.
           FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE
                                ON APRIL 4, 1996



         PHOENIX INFORMATION SYSTEMS CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

         DOES HEREBY CERTIFY:

         1.      The name of the corporation is Phoenix Information Systems
                 Corp.

         2. That a Certificate of Designation was filed with the Secretary of State of the State of Delaware on April 4, 1996 and that said Certificate of Designation requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

         3. The inaccuracy or defect of said Certificate of Designation to be corrected is as follows:

                 The number of shares of Series A Convertible Preferred Stock stated in the first paragraph of Section 5(a)(1) of the Certificate of Designation was incorrectly stated as 612,500. The correct number shares of Series A Convertible Preferred Stock in such section 5(a)(1) of the Certificate of Designation should be corrected to state 625,000.

        4. The first paragraph of Section 5(a)(1) of the Certificate of Designation is corrected to read in its entirety as follows:

                          "5.     Conversion Provisions.  The holders of Series
                 A Convertible Preferred Stock shall have conversion rights as follows ("Conversion Rights"):

                          (a)     Right to Convert.

                                  (1)      Each share of Series A Convertible
                          Preferred Stock shall be convertible, at the option of its Holder, at any time, and from time to time, into a number of shares of Common Stock of the Company at the conversion rate, hereafter described then in effect in cumulative amounts of Series A Convertible Preferred Stock increments as follows:

                                            NUMBER OF SHARES OF SERIES A
               TIME PERIOD                  CONVERTIBLE PREFERRED STOCK
      Until June 4, 1996                    No shares of Series A Convertible
                                            Preferred Stock

      On June 4, 1996
      to July 5, 1996                       Up to 625,000 (50%) of all shares
                                            of Series A Convertible Preferred
                                            Stock issued on April 4, 1996

      From and after July 5, 1996           All shares of Series A Convertible
                                            Preferred Stock issued on April 4,
                                            1996 (no restriction)"




         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction to be executed, as of the ____ day of April, 1996.




                                        PHOENIX INFORMATION SYSTEMS CORP.



                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                           CERTIFICATE OF DESIGNATION

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                        PHOENIX INFORMATION SYSTEM CORP.

                    ________________________________________

             PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

                    ________________________________________


         LEONARD F. OSTFELD, Vice President of PHOENIX INFORMATION SYSTEM CORP., hereinafter called the "Corporation" or the "Company", a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that the following resolution was duly adopted by the Board of Directors of the Corporation at a meeting thereof, effective April 3, 1996, and that such resolution is in full force and effect on the date of this Certificate.

                 RESOLVED, that the Board of Directors hereby creates, from the authorized but unissued shares of preferred stock of the Corporation, $.01 par value (the "Preferred Stock"), a series of Preferred Stock to consist of 1,250,000 shares which shall be designated Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock") and hereby fixes the designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of such series, in addition to those set forth in the Certificate of Incorporation, as follows:

         1. Voting Provisions. Except as otherwise expressly provided or required by law, the Series A Convertible Preferred Stock shall not entitle the holders thereof (each a "Holder" and collectively, the "Holders") to any voting rights, and the consent of the Holders thereof shall not be required for the taking of any corporate action.

         2.      Dividend Provisions.

         (a) Dividends. So long as any Series A Convertible Preferred Stock shall be outstanding, the Holders thereof shall be entitled to receive dividends at the annual rate of $.24 per share (or 6% per annum), payable in as nearly as possible equal proportions in cash quarterly in arrears as of the last day of March, June, September and December of each year,





CERTIFICATE OF DESIGNATION - PAGE 1
the first dividend being payable on June 30, 1996 (and being prorated for the number of days during such initial quarter that such shares are outstanding). Each such quarterly period is hereinafter referred to as the "Dividend Period." Dividends shall be payable to the Holders of record at the start of the date which is ten (10) calendar days preceding the last day of each Dividend Period (the "Dividend Date"). Dividends on the Series A Convertible Preferred Stock shall be paid only out of those assets of the Corporation legally available therefor and shall be paid in cash.

         (b) Dividends Cumulative. Dividends upon the Series A Convertible Preferred Stock shall be cumulative, whether or not in any Dividend Period or Periods there shall be assets of the Corporation legally available for the payment of such dividends. If sufficient assets of the Corporation legally available for the payment of dividends during a Dividend Period exist, and the Corporation fails to pay any portion of the dividend due for that Dividend Period, the unpaid portion of such dividend to the extent of those available assets, shall bear interest at the rate of 10% per annum until paid.

         (c) Dividends Paid with Series on Parity. So long as any Series A Convertible Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series A Convertible Preferred Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the Series A Convertible Preferred Stock, like dividends for all Dividend Periods of the Series A Convertible Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such Dividend Period on the Series A Convertible Preferred Stock and accumulated and unpaid or payable on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date.

         (d) Distributions for Other Classes. Dividends shall be payable under the Series A Convertible Preferred Stock before any sum or sums shall be set aside for the purchase or redemption of any class or series of stock ranking on a parity with the Series A Convertible Preferred Stock as to dividends or distribution or assets, and before any dividends shall be declared or paid upon or set apart for, or any other distribution shall be ordered or made in respect of, or any payment shall be made on account of common stock, par value $.01 per share, of the Corporation ("Common Stock") or any class or series of stock ranking junior to the Series A Convertible Preferred Stock as to dividends or distribution of assets. If at any time dividends upon the outstanding Series A Convertible Preferred Stock at the per annum rate hereinabove specified from the date of cumulation to the end of the preceding Dividend Period shall not have been paid or declared, whether in whole or in part, or a sum sufficient thereof set apart for such payment, then, the amount of the deficiency shall be fully paid but without interest, or dividends in such amount declared and a sum sufficient for the payment thereof set apart for such payment, before any sums shall be paid or set aside for the purchase or redemption of any class or series of stock ranking on a parity with the Series A Convertible Preferred Stock as to dividends or distribution of assets and before any dividends shall be declared or paid upon or set apart for any other distribution in respect of or any payment shall





CERTIFICATE OF DESIGNATION - PAGE 2
be made on the account of the Common Stock or any class or series of stock ranking junior to the Series A Convertible Preferred Stock as to dividends or distribution of assets.

         (e) Date of Cumulation. The term "date of cumulation" as used in this resolution with reference to the Series A Convertible Preferred Stock shall be deemed to mean (i) the most recent Dividend Date on which dividends have been paid, or (ii) if no dividends have been paid, April 4, 1996.

         3. Automatic Conversion. Each share of Series A Convertible Preferred Stock outstanding on April 4, 1998, shall automatically be converted into Common Stock on such date at the Conversion Price, and April 4, 1998 shall be deemed to be Conversion Date (as hereafter defined) with respect to such conversion without the requirement of delivery of a conversion notice described in Section 5 below.

         4. Liquidation Provisions. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series A Convertible Preferred Stock shall be entitled to receive an amount equal to four dollars ($4.00) per share, plus all accrued and unpaid dividends thereon to the date of such liquidation, dissolution or winding up of the
affairs of the Corporation, which amount shall be paid in cash.   After the
full preferential liquidation amount has been paid to, or determined and set apart for, all other series of Preferred Stock hereafter authorized and issued, if any, the remaining assets of the Corporation available for distribution to stockholders shall be paid to the Common Stock, which amount shall be distributed ratably to the holders of Common Stock. In the event the assets of the Corporation available for distribution to its stockholders are insufficient to pay the full preferential liquidation amount per share required to be paid on the Corporation's Series A Convertible Preferred Stock, the entire amount of assets of the Corporation available for distribution to stockholders shall be paid up to their respective full liquidation amounts first to the Series A Convertible Preferred Stock, then to any other series of Preferred Stock hereafter authorized and issued, all of which amounts shall be distributed ratably among holders of each such series of Preferred Stock, and the Common Stock shall receive nothing. A reorganization or any other consolidation or merger of the Corporation with or into any other corporation, or any other sale of all or substantially all for its assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section, and the Series A Convertible Preferred Stock shall be entitled only to (i) the right provided in any agreement or plan governing the reorganization or other consolidation, merger or sale of assets transactions, (ii) the rights contained in the Delaware General Corporation Law and (iii) the rights contained in other Sections hereof.

         5. Conversion Provisions. The holders of Series A Convertible Preferred Stock shall have conversion rights as follows ("Conversion Rights"):

         (a)     Right to Convert.

                 (1) Each share of Series A Convertible Preferred Stock shall be convertible, at the option of its Holder, at any time, and from time to time, into a number of shares





CERTIFICATE OF DESIGNATION - PAGE 3
         of Common Stock of the Company at the conversion rate, hereafter described then in effect in cumulative amounts of Series A Convertible Preferred Stock increments as follows:

                                            NUMBER OF SHARES OF SERIES A
                 TIME PERIOD                CONVERTIBLE PREFERRED STOCK
         Until June 4, 1996                 No shares of Series A Convertible
                                            Preferred Stock

         On June 4, 1996
         to July 5, 1996                    Up to 612,500 (50%) of all shares
                                            of Series A Convertible Preferred
                                            Stock issued on April 4, 1996

         From and after July 5, 1996        All shares of Series A Convertible
                                            Preferred Stock issued on April 4,
                                            1996 (no restriction)

                 For each share of Series A Convertible Preferred Stock, upon conversion thereof the Holder shall be entitled to receive a number of shares of Common Stock, subject to the adjustments described below, equal to (A) four dollars ($4.00) divided by (B) the Conversion Price (as hereafter defined). The Conversion Price shall be eighty-five percent (85%) of the Market Price, as defined below, per share of Common Stock; provided, however, that in no event shall the Conversion Price be less than $2.00 or greater than $4.00 per share. "Market Price" per share of Common Stock shall be the average closing bid price per share of Common Stock during the ten (10) trading days immediately preceding the Conversion Date, as defined below, as such bid price is reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or the average closing bid price in the over-the-counter market if other than NASDAQ, or in the event the Common Stock is listed on a stock exchange during such ten (10) day trading period, the last reported sales price on such exchange during such ten (10) day trading period, as reported in the Wall Street Journal.

                 Such conversion shall be effected by surrendering the certificate or certificates representing the shares of Series A Convertible Preferred Stock to be converted to the principal corporate office of the Company (located at 100 Second Avenue South, Suite 1100, St. Petersburg, Florida 33701; Telecopy: 813/895-0378, Attention:
         Corporate Secretary), with the form of conversion notice attached hereto as Exhibit A, executed by the Holder evidencing such Holder's intention to convert those Series A Convertible Preferred Stock or a specified portion (as above provided) thereof. The date on which a conversion is effected (the "Conversion Date") shall be the date on which the Corporation has received the certificate or certificates representing the Series A Convertible Preferred Stock so to be converted, together with conversion notice duly executed, and the Company shall complete the issuance of the shares of Common Stock





CERTIFICATE OF DESIGNATION - PAGE 4
         as promptly as reasonably practical and in no event later than three
         (3) trading days after the Conversion Date. At the option of the Holder, the conversion notice, together with a copy of the face of the certificate or certificates representing the Series A Convertible Preferred Stock so to be converted, may be delivered to the Company by telecopy or facsimile transmission, and in such event, the Conversion Date shall be deemed to be the date of receipt by the Company of the same by such telecopy or facsimile transmission. Any Holder electing to deliver such notice by telecopy or facsimile shall promptly mail or cause to be delivered to the Company the original executed notice of conversion, together with the original certificates representing the shares of Series A Convertible Preferred Stock to be so converted. Each conversion notice delivered by a Holder shall be irrevocable.

                 The Corporation shall accept and act upon one or more conversion notices delivered prior to July 5, 1996 in the order in which such notices are received by the Corporation in accordance with the foregoing notice procedures. In the event the Corporation receives conversion notices for more than 612,500 shares of Series A Convertible Preferred Stock on or prior to July 5, 1996, the Corporation shall not be required to honor such notice(s). In addition, the Corporation shall not be required to honor any conversion notice(s) received prior to June 4, 1996.

                 (2) No fractional shares of Series A Convertible Preferred Stock may be converted. No fractional shares of Common Stock shall be issued upon conversion of the Series A Convertible Preferred Stock. However, in lieu of the Company's permitting the conversion for fractional shares of Common Stock, it shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Conversion Price.

                 (3) The Company shall pay in cash all accrued and unpaid dividends to the Conversion Date on all shares of Series A Convertible Preferred Stock that are to be converted, together with the cash payment, if any, due as provided in clause (a)(2) above, which cash payments shall be due on the date that the certificate or certificates representing the shares of Common Stock to be issued in connection with such conversion are due to be issued.

                 (4) The Company shall have no responsibility to pay any taxes with respect to the Series A Convertible Preferred Stock or the conversion thereof.

         (b)     Adjustments to the Conversion Rate.

                 (1) RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Common Stock issuable on conversion of the Series A Convertible Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise, the holders of Series A Convertible Preferred Stock shall, upon its conversion, be entitled to receive, in lieu of the Common Stock which the Holders would have become entitled to receive but for such





CERTIFICATE OF DESIGNATION - PAGE 5
         change, a number of shares of such other class or classes of stock that would have been subject to receipt by the Holders if they had exercised their rights of conversion of the Series A Convertible Preferred Stock immediately before that change.

                 (2) REORGANIZATIONS, MERGERS, CONSOLIDATION OR SALE OF ASSETS. If at any time there shall be a capital reorganization of the Corporation's Common Stock or merger or consolidation of the Corporation into another corporation, then, as a part of such reorganization, merger or consolidation, lawful provision shall be made so that the holders of the Series A Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation, to which holders of the Common Stock deliverable upon conversion of the Series A Convertible Preferred Stock would have been entitled on such capital reorganization, merger or consolidation if the Series A Convertible Preferred Stock had been converted immediately before that capital reorganization, merger or consolidation to the end that the provisions of this paragraph (b)(2) (including adjustment of the Conversion Rate then in effect and number of shares purchasable upon conversion of the Series A Convertible Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

                 (3) Any adjustment made pursuant to this paragraph (b) shall become effective at the close of business on the day upon which such capital reorganization, reclassification, merger or consolidation, or other event becomes effective.

         (c) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in taking all such actions as may be necessary or appropriate in order to protect the conversion rights of the Holders against impairment. The Corporation shall not have the right to voluntarily redeem all or any portion of the Series A Convertible Preferred Stock without the prior written consent of holders of more than 66-2/3% of the issued and outstanding shares of Series A Convertible Preferred Stock.

         (d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate for any shares of Series A Convertible Preferred Stock pursuant to Section 5(b) above, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder effected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

         (e) Notices of Record Date. In the event of the establishment by the Corporation of a record of the holders of common stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Corporation shall mail to each





CERTIFICATE OF DESIGNATION - PAGE 6
holder of Series A Convertible Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purposes of such dividend or distribution and the amount and character of such dividend or distribution.

         (f) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Convertible Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         (g)     Notices.  Any notices required by the provisions of this
Section 5 to be given to the Holders of shares of Series A Convertible Preferred Stock shall be deemed given if hand delivered, sent by recognized overnight courier, or sent by facsimile to each Holder at such Holder's address appearing on the books of the Corporation.

         6. Required Shares. Any shares of Series A Convertible Preferred Stock converted, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof, and, if necessary, to provide for the lawful purchase of such shares, the capital represented by such shares shall be reduced in accordance with the Delaware General Corporation Law. All such shares upon their cancellation shall become authorized but unissued shares of Preferred Stock of the Company and may be reissued as part of another series of Preferred Stock of the Company.

         7. Amendment. This Certificate of Designation may only be amended by the Company with the prior written consent of Holders of at least 66-2/3% of the issued and outstanding shares of Series A Convertible Preferred Stock.

         8. Certain Definitions. For the purposes of the Certificate of Designation of Series A Convertible Preferred Stock which embodies this resolution:

         "business day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Florida are authorized or obligated by law or executive order to close; and

         "trading day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange any day other than a Saturday, Sunday, or a day on which banking institutions in the States of New York or Florida are authorized or obligated by law or executive order to close.





CERTIFICATE OF DESIGNATION - PAGE 7

         IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series A Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary and has caused its corporate seal to be affixed hereto as of this __ day of April, 1996.

                                        PHOENIX INFORMATION SYSTEMS CORP.




                                        ----------------------------------------
                                        Leonard F. Ostfeld, Vice President


ATTEST:



- ------------------------------
Paul Henry, Secretary





CERTIFICATE OF DESIGNATION - PAGE 8

                                   EXHIBIT A
                           FORM OF CONVERSION NOTICE
                             [Please Type or Print]


Phoenix Information Systems Corp.                    Date:  ______________, 199_
100 Second Avenue South, Ste. 1100
St. Petersburg, Florida 33711
         Attention:       Corporate Secretary
         Facsimile No.:   (813) 895-0378 [Note: if telecopied, deliver the
                          original form and Series A Convertible Preferred
                          Stock Certificate(s) by mail to the Company.]

Name:
              -----------------------------

Address:
              -----------------------------
Telephone:    (___) ___-____  Telecopier:  (___) ___-____
Taxpayer Identification No. (if applicable):
                                             -----------------------------------

The undersigned holder of the following shares of Series A Convertible Preferred Stock of Phoenix Information Systems Corp., a Delaware corporation (the "Company"), hereby requests that such shares be converted into shares of common stock, par value $.01 per share, of the Company, in accordance with the terms of such Series A Convertible Preferred Stock.

         SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK TO BE CONVERTED

                 Number of Shares of Series A     Name and Address for Issuance
                 Convertible Preferred Stock      of Shares of Common Stock
Certificate No.  to be Converted                  (if different from above)

- ---------------  -----------------------------    --------------------------------------------

                                                  --------------------------------------------

                                                  --------------------------------------------

                                                  --------------------------------------------

Printed or Typed
        Name of Holder:                                      (Must be signed by
                         -----------------------------------
By (execute here):                                           registered holder)
                         -----------------------------------
Title:
                         -----------------------------------
(If signature is by a spouse, administrator, guardian, attorney-in-fact, officer of a corporation or other officer or capacity, please specify such capacity.)






CERTIFICATE OF DESIGNATION - PAGE 9

                      PHOENIX INFORMATION SYSTEMS CORP.

                         ---------------------------

                         ---------------------------

                              TELEFAX:
                                       ---------

                                 April __, 1996



VIA FACSIMILE - 35 321 501 255

Infinity Investors, Ltd.
27 Wellington Road
Cork Ireland

         Re: Escrow Agreement with respect to consummation of Offshore Convertible Securities Subscription Agreement (the "Agreement").

Gentlemen:

         Of even date herewith, Infinity Investors, Ltd. ("Buyer") and Phoenix Information Systems Corp. ("Seller") have entered into the Agreement providing for the purchase by Buyer of 1,250,000 shares of convertible preferred stock (the "Preferred Shares") of Seller. Pursuant to Section 1 of the Agreement, Buyer and Seller have agreed to enter into this letter, establishing an escrow arrangement to consummate the closing. ________________, ________________
(Address), ______________ (Fax Number), will act as escrow agent for this transaction (the "Escrow Agent").

         1.      DELIVERY OF DOCUMENTS.

                 (a) Buyer shall deliver via telecopy to the Escrow Agent a fully executed copy of the Agreement.

                 (b) Seller shall deliver via telecopy to the Escrow Agent a fully executed copy of the Agreement.

                 (c) Seller shall deliver to the Escrow Agent the opinion of counsel appended to the Agreement as Exhibit C.

         2. DELIVERY OF FUNDS. Buyer shall wire transfer funds in the amount of $5 million (the "Escrow Funds") to the Escrow Agent at the following account:

                 --------------------------

                 --------------------------

         3. DELIVERY OF SHARES. Seller shall deliver to the Escrow Agent share certificates representing the Preferred Shares in the name of Buyer. Buyer and Seller have agreed to issue _____ share certificates, each in an amount of ______ shares.

         4.      ESCROW AGENT FUNCTIONS.

                 (a) The Escrow Agent shall, upon receipt of all items specified above, deliver the Preferred Shares to Buyer at its address specified on this letter and remit to Seller the Escrow Funds, less $600,000 to be paid by Seller to [Evan Bines] for services rendered to Seller. Such sum shall be paid by Escrow Agent to [Mr. Bines] pursuant to separately submitted wire transfer instructions.

                 (b) Buyer and Seller agree that the Escrow Agent shall assume no responsibility to any person, other than to follow the instructions specified herein, in accordance with the provisions hereof. It is further agreed that:

                          (i)     the Escrow Agent shall be protected in
relying upon the accuracy, acting in reliance upon the contents, and assuming the genuiness, of any notice, demand, certificate, signature or other document which is given to the Escrow Agreement without the necessity of the Escrow Agent verifying the truth or accuracy of any such notice, demand, certificate, signature, instrument or other document;

                          (ii)    the Escrow shall not be bound in any way by
any other agreement or understanding between any other party, whether or not the Escrow Agent has knowledge thereof or consents thereto, unless consent is given in writing;

                          (iii)   the Escrow Agent's sole duties and
responsibilities shall be to receive the documents specified herein, convey the Preferred Shares to Buyer, and disburse the Escrow Funds to Seller and [Mr. Bines] in accordance with the terms of this letter; and





ESCROW AGREEMENT - PAGE 2
(PHOENIX MANAGEMENT SYSTEMS CORP.)

                          (iv)    Seller shall indemnify the Escrow Agent
against any liabilities, damages, losses, costs or expenses incurred by, or claims or charges made against, the Escrow Agent (including reasonable counsel fees and court costs) by reason of the Escrow Agent's acting or failing to act in connection with any matters contemplated by this letter or in carrying out the terms of this letter, except as a result of Escrow Agent's gross negligence or willful misconduct.


                                        Sincerely,

                                        PHOENIX INFORMATION SYSTEMS CORP.


                                        By:
                                           ------------------------------------
                                        Title:
                                              ---------------------------------


ACKNOWLEDGED AND AGREED:

INFINITY INVESTORS, LTD.


By:
   --------------------------------
Title:
      -----------------------------

By:
   --------------------------------
   [Escrow Agent]





ESCROW AGREEMENT - PAGE 3
(PHOENIX MANAGEMENT SYSTEMS CORP.)